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EXHIBIT 10.1

COLLABORATION AND COMMERCIALIZATION AGREEMENT

THIS COLLABORATION AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is made as of August 9, 2020 (the “Effective Date”) by and between Senseonics Incorporated, a Delaware corporation (“Senseonics”), with its principal office and place of business at 20451 Seneca Meadows Parkway  Germantown, MD  20876-7005, and Ascensia Diabetes Care Holdings AG, a Swiss company (“Ascensia” or “ADC”) with its principal office and place of business at Peter Merian-Strasse 90, 4052 Basel, Switzerland (each of Senseonics and Ascensia, a “Party” and together, the “Parties”).

1.CERTAIN DEFINITIONS.

1.1“Affiliate” means, with respect to any Party, another entity or person which directly or indirectly, is controlled by, or controls, or is under common control with, such Party, where, for purposes of this definition, the term “control” means ownership, directly or indirectly, of 50% or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or 50% or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or if such level of ownership or control is prohibited in any country, any entity owning or controlling at the maximum control or ownership right permitted in the country where such entity exists; provided, however, that as to Ascensia, for so long as [***] owns or controls Ascensia, Affiliate shall include only such entity or person which is controlled, directly or indirectly by [***] that is involved in the glucose monitoring business.

1.2“Apps” means the mobile applications offered by Senseonics in connection with the Products.

1.3“Confidential Information” means any confidential or proprietary information of a Party disclosed to the other Party or generated in the course of this Agreement, including inventions, know-how, works of authorship, software, data, software tools, designs, schematics, plans or other information relating to any work in process, future development, engineering, manufacturing, marketing or business plan, or financial or personnel matters relating to either Party, its present or future products, sales, suppliers, customers, employees, investors or business.

1.4“Data” means the data collected by Senseonics through customers’ use of the Products and the Apps, as set forth in Exhibit A.

1.5“Field” means implantable sensors for continuously monitoring glucose in humans with diabetes.

1.6“Intellectual Property Rights” means any and all rights in and to discoveries, concepts, ideas, technical information, developments, specifications, methods, drawings, designs, flow charts, diagrams, models, formulae, procedures, processes, schematics, specifications, algorithms, apparatus, inventions, ideas, know-how, materials, techniques, methodologies, modifications, improvements, works of authorship, data (whether or not protectable under patent, copyright, trade secrecy or similar laws), patents, utility models, registered and unregistered designs, including mask works, copyrights, trade secrets, design history, manufacturing documentation, and any other form of protection afforded by law to inventions, models, designs, works of authorship, databases or technical information, and applications and registrations with respect thereto.

1.7“Products” means the following Senseonics proprietary products currently marketed under the brand “Eversense”, for which Senseonics has received regulatory approval for use in the Field during the Term, including any improved versions thereof for which Senseonics receives regulatory approval during the Term: (a) Eversense® CGM System (90-day product) (“90-day Product”); (b) Eversense® XL CGM System (180-day product outside the US) (“Eversense XL”); (c) Eversense XL 2.0 (“180-day Product”); (d) extended Eversense 365-day product [***] (“365-day Product”); and (e) [***], as each is more fully described in Exhibit B.

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1.8 “Quality Agreement” means a separate agreement between the Parties, which following its execution shall be attached hereto and made a part hereof as Exhibit C, and which sets forth, among other things, the quality control and quality assurance terms for the Products.

1.9“Specifications” means, with respect to each Product, the specifications for such Product, on file with Senseonics with a copy to be provided to Ascensia within thirty (30) days after the Effective Date, and with any amendments thereto to be provided to Ascensia promptly after such amendments.

1.10“Territory” means worldwide, except for (a) countries in which rights to distribute certain Products in the Field through January 31, 2021 have been granted, as of the Effective Date, by Senseonics to Roche Diabetes Care GmbH and Roche Diagnostics International AG (together, “Roche”) pursuant to that certain Distribution Agreement, dated May 24, 2016 between Senseonics and Roche, as amended (“Roche Agreement”); (b) the Scandinavian countries in which rights to distribute certain Products in the Field through September 13, 2021 have been granted, as of the Effective Date, by Senseonics to Rubin Medical AB pursuant to that certain Distribution Agreement, dated September 14, 2015, between Senseonics and Rubin Medical AB (“Rubin Medical Agreement”); and (c) the country in which rights to distribute the Products in the Field have been granted, as of the Effective Date, by Senseonics to [***] pursuant to that certain [***] (collectively, (a) through (c) referred to as the “Excluded Territories”).  [***].

1.11“Third Party” means any entity or person other than Senseonics, Ascensia and their respective Affiliates.

2.PERFORMANCE OBLIGATIONS

2.1Collaboration. The Parties intend to collaborate and work together as further set out in this Agreement to provide the Eversense® system to patients globally and seek to grow the sales for the Products to reach their potential in the global market.  As further set out in this Agreement, Senseonics will be responsible for Product development and clinical work and have primary responsibility for manufacturing, and Ascensia will have primary responsibility for sales and marketing of the Products in the Territory.  The Parties shall be responsible for their respective roles and responsibilities as set forth on Exhibit D hereto.  In exercising these roles, the Parties will collaborate and jointly seek to promote the best interest of the venture as detailed below.  Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth on Exhibit D and this Section 2.1, including by providing access to relevant documents and making its employees available with reasonable advance notice at reasonable business hours. Each Party shall keep the other Party reasonably apprised of the progress and status of its activities hereunder.

2.2Purchase Orders.

(a)Purchase Orders. Ascensia shall make all purchases hereunder by submitting to Senseonics monthly firm purchase orders (each, a “Purchase Order”), specifying the types of Product ordered, quantities of Product, which will be a minimum of those quantities of Products required in such month by the Binding Commitment portion of the applicable Forecast, information on addresses to which the Products should be shipped, and any other categories of information as mutually agreed by the Parties.  Senseonics shall accept or reject each Purchase Order in writing within [***] after its receipt of such Purchase Order; provided, however, that Senseonics shall be obligated to accept such Purchase Order if the quantities of Products in such Purchase Order are consistent with the Binding Commitment set forth in the most recent Forecast applicable to the time period in such Purchase Order, subject to Section 2.2(b).  Each Purchase Order accepted by Senseonics shall be deemed an “Accepted Order”.  Any Purchase Order that is not accepted or rejected in writing within [***] after Senseonics’ receipt of such Purchase Order shall be deemed accepted by Senseonics.

(b)Additional Quantities.  In the event Ascensia desires to obtain quantities of Products in excess of the quantities specified in the Binding Commitment during a given Forecast, Ascensia shall notify Senseonics in writing and the Parties will discuss in good faith whether Senseonics is able to supply Ascensia with such additional quantities, provided that Senseonics shall use commercially reasonable efforts to accept such Purchase Order for such additional quantities.

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(c)Delivery and Shipping Terms.  Accepted Orders will be binding on both Parties.  The Purchase Order will specify a single delivery date for such order to be delivered, but will in no event be a date sooner than [***] from the Purchase Order date.  Senseonics is responsible for transportation costs of shipping the Products to the distributors in the United States and to the packaging facilities in the European Union.  If Senseonics is unable to deliver the Products of an Accepted Order on the scheduled delivery date, and Ascensia requests in writing (including by e-mail) that Senseonics deliver such Products on an expedited basis, Senseonics will use expedited delivery services, at its own costs, to deliver the Products. Ascensia or its designee shall be the importer of record and will be responsible for obtaining all distribution licenses for the Products in the Territory.  The Parties shall reasonably cooperate with, and assist each other in, all aspects of the shipment, importation, and delivery process. Detailed shipping terms, including Incoterms, are set forth in Exhibit K.

(d)Separate Contracts.  Each Accepted Order will constitute a separate contract for the supply of Ordered Product on the terms of this Agreement (and excluding all other terms and conditions including any set out or referred to in any Accepted Order), and the terms of this Agreement shall be incorporated by reference in all Accepted Orders.  In the event of a conflict between an Accepted Order and the terms of this Agreement, the terms of this Agreement shall govern unless the Parties’ intent to alter the terms of this Agreement is expressly set forth in such Accepted Order.

2.3Supply.

(a)Performance. Senseonics shall manufacture and supply the Products in such quantities of the Products as ordered by Ascensia pursuant to one (1) or more Accepted Orders in accordance with this Agreement, in exchange for the Consideration set forth in Section 4 below. Senseonics shall perform its activities in accordance with all applicable laws and regulations, this Agreement, and prevailing professional standards and practices.  Ascensia shall provide, upon request and only for use in accordance with the terms of this Agreement, Senseonics with any information that Senseonics reasonably requires to perform its obligations under this Agreement.  The Parties further agree to comply with their obligations under the Quality Agreement. In the event of a conflict between the terms of the Quality Agreement and the terms of this Agreement, the provisions of this Agreement shall govern; provided, however, that the Quality Agreement shall govern with respect to quality and regulatory issues relating to the Products.

(b)Rolling Forecast.  On or before the [***] of each calendar month during the Term of this Agreement, Ascensia shall provide Senseonics with a rolling monthly forecast of a good faith estimate of the quantity of Products that Ascensia plans to order during the [***] period of time commencing with the following calendar month (“Forecast”). Each Forecast shall be made in good faith for budget and capacity planning purposes only and shall be non-binding on the Parties, except as provided in Section 2.3(c). The Parties shall discuss and review the Forecast at each regularly scheduled meeting of the Joint Alliance Committee established by the Parties. The quantity of Products in the initial Purchase Order, if submitted before the described rolling forecasting process begins, shall be agreed upon by the Parties in writing.

(c)Binding Commitment.  The first [***] of each Forecast shall constitute a binding commitment for Ascensia to purchase and for Senseonics to supply [***] of the quantities of Products specified therein, and Ascensia shall order such quantities pursuant to Section 2.2(a) (the “Binding Commitment”); provided, however, such Binding Commitment will be subject to a limit established by the Joint Alliance Committee based on capacity and consistency with prior Forecasts, and reviewed every [***].  With respect to quantities of Products in the Binding Commitment, Senseonics shall not be required to ship more than [***] per month to a single designated distribution facility and/or logistics and kitting provider within the European Union or more than [***] per month to a single central distribution location in each country in the Territory located outside the United States and European Union, as agreed to by the Parties.

(d)Shelf Life.  All Products that are sensors shall be supplied by Senseonics to Ascensia on a monthly basis in accordance with the applicable Accepted Orders and have a shelf life of no less than [***] if delivered to the United States and to the European Union; provided, however, if Ascensia provides final kitting and/or packaging, such Products shall be delivered to Ascensia’s kitting and labelling facility, or designated subcontractor, in the European Union with [***] of shelf life.  The Parties acknowledge and agree that, unless otherwise agreed in writing by Ascensia, Senseonics will perform or have performed final kitting and packaging.  Further, the Parties acknowledge

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and agree that there may be exceptional cases where certain tender obligations require a greater shelf life for Products.  In such cases, the Parties will discuss and determine in good faith how to meet such requirements.

(e)Failure to Supply. Except in the event of a force majeure (as set forth in Section 9.12), if Senseonics is unable to materially fulfill its obligations to supply Products in accordance with the terms of this Agreement and the Accepted Orders, then upon written request by Ascensia, Senseonics shall, to the extent needed to cover such failure to supply, (a) supply the undelivered Products or a portion thereof using an expedited transportation mode, at Senseonics’ expense; (b) supply the undelivered Products or a portion thereof at a future date; and/or (c) provide Ascensia access to Senseonics’ suppliers of the relevant Products such that Ascensia may discuss with such suppliers the terms under which such suppliers may provide Ascensia the undelivered Products or portion thereof, and purchase the undelivered Products or portion thereof from such third-party suppliers, which terms will be communicated to Senseonics in writing prior to any such purchase from a third-party supplier. To the extent such failure to supply results in a backorder to Ascensia’s customers, such forecast metrics will be adjusted reasonably to account for such impact and the adjusted forecast metrics will be used to determine any remedies dependent on such forecast metrics. If such failure to supply continues for a period of [***], then upon Ascensia’s written request, Senseonics shall conduct a technology transfer for the manufacturing of the Products to Ascensia, its Affiliate or a Third Party designated by Ascensia, at Ascensia’s discretion, in a manner and in a time period sufficient to satisfy Ascensia’s then-current demand for the Products, all subject to an arrangement determined to compensate Senseonics its margin on such Products that are subject to the technology transfer. The Parties shall discuss in good faith whether such replacement supply chain is more efficient or reliable on a going-forward basis, and based on such discussions, Senseonics will determine whether to continue with such replacement supply chain, or to the extent appropriate, revert to its original supply chain provided that the conditions causing the supply failure have been removed or otherwise resolved.

2.4Distribution

(a)Appointment and Grant of Rights to Ascensia.  Subject to the terms and conditions of this Agreement, Senseonics hereby appoints Ascensia as Senseonics’ exclusive distributor of the Products in the Field in the Territory during the Term.  Subject to the payment obligations herein, as well as any limitations, obligations, and exceptions set forth in this Agreement, including without limitation with respect to the remedies and provisions set forth in Section 2.4(h), Senseonics hereby grants to Ascensia (i) the exclusive, non-transferable (except in accordance with Section 9.1) right (but not obligation, except with respect to any Binding Commitment of any Forecast) to purchase all of Ascensia’s requirements of the Products in the Territory from Senseonics, (ii) the exclusive, non-transferable (except in accordance with Section 9.1), sublicensable (solely to Subdistributors in accordance with Section 2.4(e)) right to market, offer to sell, sell, and distribute the Products (including any software embedded therein, solely as and to the extent embedded in the Products and in no event on a standalone basis) to any customer in the Territory solely for use by such customer in the Territory in the Field, subject to each such customer’s execution of an agreement with Ascensia, which will include, at a minimum, customary representations, warranties, covenants and indemnities and the terms of the Product warranty in accordance with Exhibit E, and (iii) a non-exclusive, non-transferable (except in accordance with Section 9.1), sublicensable (solely to Subdistributors in accordance with Section 2.4(e)), revocable, right and license to make available the Apps or provide a link to download the Apps through a third-party app store to customers in connection with the Products for use in the Field in the Territory, subject to each such customer’s agreement to Senseonics’ standard end user agreement.  Except as set forth herein or otherwise agreed to with Ascensia with respect to third-party distributors, strategic fulfillment partners, or sub-distributors, Senseonics shall not, as far as such limitation is consistent with applicable laws, directly or indirectly market, offer to sell, or assist any Third Party in marketing, offering to sell, selling, or distributing the Products, to any Third Party in the Territory for use in the Field.  Ascensia hereby accepts such appointment and agrees to promote, market, distribute and sell the Products in the Field in the Territory, using commercially reasonable best efforts in accordance with Section 2.4(h), during the Term in accordance with the following and subject to the final sentence of this Section 2.4(a):

(i)In the United States, Ascensia will begin to actively market and sell (A) the Eversense 90-day Product beginning on such date during 2020 as agreed to by the Parties in writing, and (B) Eversense XL 2.0 upon U.S. Food and Drug Administration (“FDA”) approval for the promotion and sale of such Product in the United States (“FDA Approval”);

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(ii)In Germany, Italy, and Switzerland, Ascensia will begin to actively market and sell (A) Eversense XL commencing February 1, 2021, and (B) Eversense XL 2.0 upon FDA Approval and receipt of CE marking and the date that the packaged and labeled product is delivered to Senseonics’ Third Party logistics provider or such other designated Third Party logistics provider for such countries;

(iii)In Sweden, Ascensia will begin to actively market and sell Eversense XL 2.0 upon FDA Approval and receipt of CE marking and the date that the packaged and labeled Product is delivered to Senseonics’ Third Party logistics provider or such other designated Third Party logistics provider for such country, but in no event prior to October 1, 2021 (collectively, the territories listed in (i) through (iii), referred to as the “Core Markets”); and

(iv)In countries within the Territory but outside the Core Markets (“Non-Core Markets”), where either Party desires to distribute the Products in such countries, the Parties agree to engage in good faith discussions relating to the strategic value of such market, the required work to make the Products available in such market, and the business case of each Party relating to its distribution in such market, given market size, volume predictions, pricing, the Parties’ current customer base, and other relevant factors, and the approval of each Party shall be required to enter the market, such approval not to be unreasonably withheld.  If the Parties determine that a market or country is not of strategic value to the Parties or that the business case does not support market entry, then Senseonics will have no obligation to supply Products to Ascensia in those markets or countries.  For clarity, without Ascensia consent, Senseonics may not offer distribution rights for any market or country in the Territory to any other distributor during the Term.  The Parties acknowledge and agree that there may be certain tender or supply obligations from government, regulatory, or payor requirements in certain Non-Core Markets existing as of the Effective Date and that, notwithstanding the grant of exclusivity in this Section 2.4(a), Senseonics may grant to its current distributors a right to continue to distribute products in the applicable Non-Core Markets during the currently existing period of such tenders; provided that Ascensia consents to such tenders, such consent to not be unreasonably withheld, delayed or conditioned. Senseonics agrees to discuss in good faith the transfer of such tenders to Ascensia and both Parties shall take commercially reasonable steps to transfer such tenders to Ascensia for the remaining term of the currently existing period of such tenders.

The Parties acknowledge and agree that ADC shall have the right to market the Products upon FDA Approval, but may not be able to sell until Product Availability.

(b)Senseonics Rights.  Notwithstanding Section 2.4(a), Senseonics shall have the right, but not obligation, to market, offer to sell, sell, and distribute the 90-day Product to any customer within the United States until the launch of the 180-day Product in the United States. Upon launch of the 180 day Product in the United States, Ascensia, and not Senseonics, will have the right to market, offer to sell, sell, and distribute any requirements for the 90-day Product.

(c)Pricing. The Parties will establish a minimum price for the sale of the Products by Ascensia to customers to ensure that Products are not sold below Senseonics’ cost, plus an acceptable margin, as follows: [***].

(d)Restrictions.  Ascensia shall not intentionally or knowingly advertise, market, promote, sell, deliver, tender, solicit or fill orders for Product to or for customers outside the Territory, within or outside the Field.  Ascensia shall make reasonable efforts to share leads and other prospective customer information for such customers outside the Territory and/or Field with Senseonics from time to time. Except as otherwise expressly permitted under this Agreement, Ascensia shall not itself, or permit others to, modify, adapt, alter, reverse engineer or disassemble Product or create derivative works from the Product.  Ascensia shall not remove, alter, or obscure in any way any proprietary rights notices of Senseonics (including patent markings, copyrights, trademarks or other attributions to Senseonics) or any batch, lot or registration numbers on or within any Product, sample or documentation provided by Senseonics to Ascensia.

(e)Subdistributors. Ascensia shall have the right to appoint one or more distributors (each, a “Subdistributor”) subject to each Subdistributor entering into a written agreement with Ascensia that is in a form reviewed by Senseonics and incorporating reasonable comments provided by Senseonics (“Subdistributor Agreement”), including: (a) an agreement that such Subdistributor shall comply with all applicable terms of this

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Agreement, including all applicable responsibilities, obligations, restrictions and limitations of Ascensia applicable to such Subdistributor set forth in this Agreement; and (b) an agreement that such Subdistributor will comply with the standards of quality and anti-corruption provisions no less protective of Senseonics as those set forth in this Agreement and the Quality Agreement. Such Subdistributor Agreement will be subject to and subordinate in all respects to the terms and conditions of this Agreement and will not grant to Subdistributor any rights with respect to the Products greater than the rights of Ascensia under this Agreement.  Ascensia’s delegation to such Subdistributors may include wholesale distribution activities, other distribution activities, marketing, sales and promotion activities, subject to oversight by the Joint Alliance Committee as set forth hereinafter. Irrespective of such delegation, Ascensia shall remain responsible and liable to Senseonics for the full and faithful performance of Ascensia’s obligations under this Agreement, including any duties or obligations delegated expressly by Ascensia to any Subdistributor, and for any breach by Subdistributor of its obligations.  Under no circumstances shall Senseonics have any obligations or liabilities associated with Ascensia’s appointment of any Subdistributor, and no Subdistributor shall have any relationship with or rights or privileges with respect to or against Senseonics.

(f)Promotional Material. The Joint Marketing Committee will have the right to review and approve, key advertising, sales information, literature and other promotional materials pertaining to Products as the Joint Marketing Committee may request (“Promotional Material”) prior to use or dissemination by Ascensia or any Subdistributor in the Territory. Senseonics shall complete its review of such Promotional Material within [***] after receipt. Ascensia shall be solely responsible, at its expense, for developing, producing, translating (as necessary) and maintaining an adequate inventory of current Promotional Material approved by the Joint Marketing Committee.  Any such Promotional Materials will conform to Senseonics’ branding guidelines as reasonably provided or otherwise made available by Senseonics.  Senseonics will provide to Ascensia at regular intervals a copy of Senseonics’ then-current available printed and online marketing materials in English applicable to the Products and Apps for use in the Field, at no cost to Ascensia. Senseonics will reasonably cooperate with Ascensia on the promotion and marketing of the Products in the Territory in accordance with any mutually agreed marketing plans. Subject to the terms of this Agreement, Senseonics hereby grants to Ascensia a non-exclusive, sublicensable (solely to Subdistributors in accordance with Section 2.4(e)), non-transferable (except in accordance with Section 9.1) license under copyrights used by Senseonics in the Territory with respect to the promotion of the Products, including registrations and applications for registration thereof, to use, copy, display and distribute the Promotional Materials.

(g) Warranties. The Products shall be covered by Senseonics’ warranty set forth in Exhibit E, and any breach by Senseonics of such warranty shall be handled in accordance with the terms of Exhibit E.  For purposes of clarity, warranty Products shall be shipped in accordance with the distribution channel established for the specific country. Senseonics shall be responsible for carrier costs, shipping and handling charges in connection with shipping of replacement Products. Ascensia shall not, and shall not permit any Subdistributor to, make or publish any representations, warranties, statements or guarantees concerning Products, including concerning the features, performance or functionality of the Product, that are inconsistent with, or that alter, change, enlarge, limit, or otherwise modify any statements, representations or warranties contained in Exhibit E or the approved Promotional Material, unless authorized in writing in advance by Senseonics. Any warranty given or representation or statement made by Ascensia or a Subdistributor with respect to Product that is inconsistent with, or that alters, changes, enlarges, limits, or otherwise modifies any statements, representations or warranties contained in Exhibit E or the approved Promotional Material or that is not authorized in writing in advance by Senseonics (“Unauthorized Warranty”) shall be void and unenforceable against Senseonics, and Ascensia shall indemnify and hold Senseonics harmless from any liability, loss, damage, expense or claim (including court costs and attorneys’ fees) of any nature arising from or related to any such Unauthorized Warranty.

(h)Marketing and Revenue Covenants.  Ascensia will use its commercially reasonable best efforts to sell and market the Products and achieve the Revised Ascensia Revenue Case (as defined on Schedule C-2).

A.

In the first fiscal year (which shall be defined as Ascensia’s fiscal year, running from April 1 – March 31 (“Fiscal Year”)) during which the 180-day Product is marketing, Ascensia will spend no less than [***] of the budgeted marketing fund (“Marketing Fund”) in each region in the Territory and provide U.S. sales force coverage of at least [***] of agreed sales force coverage, both as set out in the Ascensia Base Case (as defined on Exhibit F-2), subject to the timing adjustments detailed in this section.  The key parameters of the “Ascensia Base Case” and the “Revised Ascensia Revenue Case” are set forth on Exhibit F-2. The

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Marketing Fund spending assumes Product Availability by [***].  If Product Availability comes earlier, or later, than such date, the Parties will adjust the Marketing Fund spending during Fiscal Year 2021 to account for such actual product launch timing, provided that the budgeted Marketing Fund for the first twelve months following Product Availability of the 180-day Product in the U.S. shall not be less than the Marketing Fund set out in the Ascensia Base Case (and, if the Product is launched earlier than anticipated, 2022 spending shall be similarly pulled forward as reasonably agreed by the Parties for the number of months by which it is early).  Similar adjustment of pushing back spending month-by-month shall be made if the Product is launched later than anticipated.   Subject to Ascensia’s compliance with the foregoing Marketing Fund spending and sales force coverage in the U.S., Ascensia will retain exclusive rights to distribute the Products in the Field in the Territory irrespective of first Fiscal Year sales. For the avoidance of doubt, for the calculation of the Marketing Fund spending under this Section 2.4(h)(A), (i) pre-launch spending, specifically on the marketing of the 180-day Product in the United States shall count towards such spending, (ii) amounts spent on marketing the 90-day Product or sales force coverage used for the marketing of the 90-day Product shall not be applied towards Ascensia’s marketing requirements, and (iii) only twelve (12) months of marketing spending for the promotion of the Product from time of launch shall be attributed to the marketing requirements herein.

B.

Commencing with 2022 Fiscal Year, if Ascensia achieves gross sales revenues for the Products equal to [***] or more of the revenue anticipated by the Joint Alliance Committee to be achieved based on the patient forecast agreed to by the Joint Alliance Committee for such year in the Territory (or, if the Ascensia Base Case revenue is less, then [***] of the Ascensia Base Case revenue) (“Revenue Targets”), Ascensia will retain exclusive rights to distribute the Products in the Field in the Territory for the immediately subsequent Fiscal Year.

C.

If the Required Purchasers (as defined in the Note Purchase Agreement) deliver notice of a default of a revenue covenant under the First Lien Note Purchase Agreement among Senseonics Holdings, Inc. (as the issuer), Senseonics, Incorporated (as a guarantor), PHC Holdings Corporation (as a purchaser), and Alter Domus (US), LLC, as Collateral Agent dated as of August 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), Senseonics may convert Ascensia’s exclusive rights to distribute the Products in the Field in the Territory to nonexclusive rights to distribute the Products in the Field in the Territory, at its sole discretion upon three (3) months’ prior written notice.

D.

If Ascensia does not meet the Revenue Targets in Section 2.4(h)(B) above, and the Required Purchasers (as defined in the Note Purchase Agreement) do not provide notice of a default as contemplated by Section 2.4(h)(C), Ascensia will retain exclusive distribution rights for the Products in the Field in the Territory, so long as it has spent [***] of the agreed Marketing Fund and provided at least [***] of the agreed U.S. sales force coverage for the applicable fiscal year, each as agreed to by the Joint Marketing Committee and the Joint Alliance Committee, respectively, or, if the following amount is lower, as long as it has spent [***] of the Marketing Fund and provided at least [***] of the U.S. sales force coverage, respectively, as set out in the Ascensia Base Case; provided that for the purposes of this determination, underspending in either the Marketing Fund or in sales force coverage can be offset dollar-for-dollar by overspending in the other category.

For purposes of the foregoing, each annual amounts for the revenue forecast, Marketing Fund and sales force coverage for 2022 and subsequent years of the Term will be agreed to by the Joint Marketing Committee and the Joint Alliance Committee, as applicable (or escalated to the Joint Steering Committee in accordance with Section 2.6(b)(ii)), prior to the start of a new Fiscal Year based on assessment of the current Fiscal Year’s performance, market information and a reasonable increase in patient forecast based on actual performance, with a goal of maximizing the sales of the Products.  The Marketing Fund and sales force coverage for 2022 and subsequent Fiscal Years will be reviewed at each Quarterly Business Review and, for purposes of this provision, may be adjusted by mutual

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agreement of the Parties at [***] intervals, including for taking into account an acceleration or delay in launch, as set forth in Section 2.4(h)(A) above such that revenue forecast for 2021 will be adjusted by the Parties to reflect any delay or acceleration in the availability of the Products from the Parties’ assumptions in the revenue forecasts.

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For the avoidance of doubt and notwithstanding anything contained in this Section 2.4(h) to the contrary, if Ascensia in any Fiscal Year does not meet the covenants in this Section 2.4(h) with respect to revenue achieved during such year and does not meet the covenants with respect to spending the required annual Marketing Fund and providing the required annual sales force coverage, Ascensia will be considered in material breach of its obligations with respect to the marketing, sales, and promotion under this Agreement. In the event of such breach, Senseonics may convert Ascensia’s exclusive rights to distribute the Products in the Field in the Territory to nonexclusive rights to distribute the Products in the Field in the Territory.

For clarity, if Ascensia does not meet all of the conditions to retain exclusivity as set out in Sections 2.4(h)(A), (B), and (D), Senseonics may convert Ascensia’s exclusive distribution rights to nonexclusive rights upon six (6) months’ prior written notice and in the case of a declaration by the Required Purchasers (as defined in the Note Purchase Agreement) of a default under the financing agreements as set out in Section 2.4(h)(C) above, Senseonics may provide Ascensia three (3) months’ prior written notice to convert Ascensia’s exclusive rights to distribute the Products in the Field in the Territory to non-exclusive rights to distribute the Products in the Field in the Territory.

(i)Packaging and Labeling. Unless otherwise agreed to in writing between the Parties, Senseonics shall be responsible for packaging the Products in accordance with the Specifications therefor, and all outer packaging used for transportation of the Products shall be of sufficient quality and type to protect such Products from reasonably anticipated risks during shipment from the origin to Ascensia’s initial designated destination. Senseonics shall be responsible for all labeling of the Products in accordance with Senseonics’ standard company practices and for the control of such labels and label modification processes and documentation, provided that Ascensia shall be responsible for providing Senseonics all Territory-specific labeling specifications for the Product necessary for sale of the Product in the Territory. Such responsibilities of the Parties shall be carried out in full compliance with applicable laws; provided that if Ascensia performs any labeling in connection with any Ascensia product or application related to the Product or Apps, then in no event shall Senseonics assume any liability for such labeling performed solely by Ascensia. Labeling will be conducted under Article 16 (1(a)) of the European Union Medical Device Regulation with such responsibilities set forth in the Quality Agreement.

(j)Training. Senseonics will provide to Ascensia, at no additional cost to Ascensia, initial and ongoing Product and program training support to enable Ascensia’s training staff to provide training to its sales, clinical and marketing personnel.  Ascensia shall ensure that all of its employees who are engaged in the promotion and sales of the Products are adequately trained with respect to the sales and support of the Products. This includes but is not limited to sensor insertion and removal procedure training, per the applicable Product standard operating procedures or otherwise as agreed upon by the Parties in writing. Ascensia shall provide, at its cost and expense, clinical training manager resources (including personnel who will conduct training) to train healthcare providers on the sensor insertion and removal procedures.  Each Party’s rights and responsibilities with respect to training are set forth in more detail on Exhibit G.

(k)Support. Ascensia agrees to provide Tier 1 support to customers in the Territory in accordance with Exhibit H, and will notify Senseonics of any material or reoccurring issues or errors related to the Products and Apps, and the support, maintenance, implementation, and use thereof.  Ascensia further agrees to provide Senseonics such information in the English language as is necessary to enable Senseonics to recreate any such issues or errors, or as otherwise deemed reasonably necessary by Senseonics to provide support to Ascensia and/or customers in accordance with the terms herein. All such information shall be provided to Senseonics within the timeline specified in the “Complaint Handling” or “Troubleshooting” standard operating procedures provided by Senseonics to Ascensia. Senseonics agrees to provide Tier 2 support to customers in the Territory in accordance with Exhibit H.  Senseonics’ Tier 2 support obligations will not apply to any issue arising or resulting from: (a) any issues that are not non-conformities of the Products or Apps to comply with the applicable documentation, Specifications, and this Agreement; (b) problems caused by Internet connections or other hardware, software or equipment which is not owned, controlled, provided or operated by Senseonics; (c) nonconformities resulting from misuse, abuse, negligence or improper or unauthorized use of the Products or Apps; or (d) any modification, amendment, revision, or change to the Products or Apps by any party other than Senseonics or its authorized representatives. “Tier 1” support means Ascensia’s first line technical support for customers in the Territory, receiving questions and issues, identifying problems and diagnoses, answering support inquiries by email and telephone during Ascensia’s normal business hours, assisting in installation inquiries, attempting to create repeatable demonstrations of any software errors, determining

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which problems require escalation to Senseonics for in-depth analysis, and new case documentation made available by Senseonics. “Tier 2” support means escalation of customer technical support issues arising from errors not resolved by Ascensia’s Tier 1 support, to Senseonics, as well as back-end maintenance releases, bug fixes, and updates; reasonable telephone and email support during Senseonics’ working hours, subject to payment of applicable maintenance fees; and upgrades at such prices and terms offered to other customers under the initial or renewed terms of service.

2.5Clinical Study. Each Party will notify the other Party when known clinical studies are conducted on the Products. Investigator initiated study requests are to be managed and coordinated by Ascensia and reviewed in conjunction with Senseonics prior to approving, with all study results to be shared with Senseonics for incorporation into Senseonics’ regulatory filings. All other clinical studies are to be managed and coordinated by Senseonics, with study results to be shared reasonably with Ascensia, including interim results, taking into account regulatory requirements and considerations, and using reasonable efforts to inform Ascensia before any public disclosure.

2.6Joint Committees. The Parties shall establish a Joint Alliance Committee, Joint Marketing Committee and Joint Steering Committee in accordance with this Section 2.6.

(a)Formation; Composition.

(i)Joint Alliance Committee.  Promptly after the Effective Date, the Parties shall form a joint alliance committee (“Joint Alliance Committee”), which shall be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties regarding all activities under this Agreement not overseen by the Joint Marketing Committee. Without limiting the foregoing, the Joint Alliance Committee shall lead the Quarterly Business Review, issue the quarterly reports set forth in Section 4.4, determine the U.S. sales force coverage as set forth in Section 2.4(h), and review on an annual basis whether there should be any adjustment in permitted capped gross to net adjustments for Permitted Access Programs and other matters as determined by the Joint Alliance Committee. In addition, if there is an extension of the Term and conditions are met for an adjustment in revenue sharing, the Joint Alliance Committee shall determine such revised revenue sharing terms. All decisions of the Joint Alliance Committee shall be made by consensus. Each Party shall appoint to the Joint Alliance Committee [***], or such other number as the Parties mutually agree in writing. Each Party may replace its representatives to the Joint Alliance Committee at any time upon written notice to the other Party.

(ii)Joint Marketing Committee. Promptly after the Effective Date, the Parties shall form a joint marketing committee (“Joint Marketing Committee”), which shall be responsible for oversight of the global marketing activities under this Agreement. The Joint Marketing Committee shall facilitate collaboration between the Parties with respect to marketing of the Products, align on the overall marketing strategies, review and approve Promotional Material, and review, discuss and determine marketing plans, including annual Marketing Fund spending for the purposes of the determinations set forth in Section 2.4(h); provided, however, Ascensia will have final decision-making authority with respect to actual marketing spend on Products by Ascensia, which shall not change the Marketing Fund targets for purposes of Section 2.4(h). The Joint Marketing Committee shall also discuss in good faith and establish minimum marketing spends by ADC for the sale and distribution of the Products in the Territory, and to the extent compliant with regulatory rules and regulations, discuss in good faith the inclusion of the “Contour” branding bundled with Eversense® branding in the marketing of the Products. The Joint Marketing Committee shall also propose, and provide a forum for discussion between the Parties regarding, entry into Non-Core Markets, and shall perform such other duties as are expressly assigned to the Joint Marketing Committee in this Agreement such other functions as appropriate to further the purposes of this Agreement as may be allocated to it by the Parties’ written agreement, except where in conflict with any provision of this Agreement. All decisions of the Joint Marketing Committee shall be made by consensus. If the Parties unable to reach agreement on a Joint Marketing Committee decision, they shall escalate such decision to the Joint Steering Committee for resolution. Each Party shall appoint to the Joint Marketing Committee [***] that have the requisite skills in the disciplines necessary for performance of activities under this Agreement. Each Party may change its Joint Marketing Committee members at any time by written notice to the other.

(iii)Joint Steering Committee. Promptly after the Effective Date, the Parties shall form a joint steering committee (“Joint Steering Committee”), which shall be responsible for general oversight of

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the Agreement and decision making and dispute resolution for matters escalated to the Joint Steering Committee in accordance with this Agreement. The Joint Steering Committee shall be comprised of each Party’s respective CEO and CFO (or equivalent senior officer) and such other members as such senior officers may determine. All decisions of the Joint Steering Committee shall be made by consensus. Except with respect to matters to which arbitration in Section 9.11 does not apply, if the Joint Steering Committee cannot resolve a matter within [***] after such matter has been referred to it, then such matter shall be finally and definitively resolved by arbitration as set forth in Section 9.11.

(b)Meetings.

(i)Joint Marketing Committee. The Joint Marketing Committee will meet monthly (by teleconference) or more frequently as needed for a major country or Product launch, and quarterly otherwise, during the Term. At the initial meeting of the Joint Marketing Committee, which shall occur promptly after the Effective Date, the Joint Marketing Committee shall establish operating procedures for its meetings and activities via charter. The charter for the Joint Marketing Committee, once finalized, will be attached hereto as Exhibit I. On an annual basis, at the last meeting of the then-current Fiscal Year, the Joint Marketing Committee shall determine the targets for sales and patients for the upcoming year, Marketing Fund spending and U.S. sales force coverage for the upcoming year, and Minimum Annual Price by market. During at least [***] per year, the Joint Marketing Committee will review global sales and marketing spend targets. Additionally, the Parties agree to share on a quarterly basis through the Joint Marketing Committee meetings key performance indicators as set forth in Exhibit J and such other key performance indicators agreed to by the Parties from time to time, for each region or market in the Territory, in order to inform the Parties, and to the extent required, shall put into place appropriate agreements with respect to the sharing of such indicators that are Data and only share such Data as is permissible under applicable laws and regulations.  Each Party shall bear the expense of participation of its respective Joint Marketing Committee members in Joint Marketing Committee meetings. Written minutes shall be kept of all Joint Marketing Committee meetings and shall include material decisions made at such meetings.

(ii)Joint Steering Committee. The Joint Steering Committee shall meet at such times and locations as are agreeable to the Joint Steering Committee members, but no less than once per calendar quarter. Joint Steering Committee meetings may take place in person or through video or telephone communications. At the initial meeting of the Joint Steering Committee, which shall occur promptly after the Effective Date, the Joint Steering Committee shall establish operating procedures for its meetings and activities. At each meeting of the Joint Steering Committee, the Parties’ representatives shall provide an update on the status of the activities conducted under this Agreement and shall raise any items which need to be resolved from the Joint Marketing Committee. Each Party shall bear the expense of participation of its respective Joint Steering Committee members in Joint Steering Committee meetings. Written minutes shall be kept of all Joint Steering Committee meetings and shall include material decisions made at such meetings.

(c)Quarterly Business Reviews. Once per quarter, the Joint Alliance Committee will conduct a business review led by an equal number of representatives on the Joint Alliance Committee appointed by each Party (“Alliance Managers”) and attended by the appropriate functional leads (“Quarterly Business Review”), at such times and locations determined by the Alliance Managers. The Quarterly Business Review will cover, and the Alliance Managers will review and discuss, topics including Forecasts, Minimum Annual Prices sales forecasts, sales force, contract pricing, order coverage, lead time, reportable events, post-market surveillance, development and distribution activities, regulatory status, accomplishments, challenges and such other matters expressly assigned to the Joint Alliance Committee or Quarterly Business Review under this Agreement or that the Parties believe will lead to more effective coordination and increasing sales of the Products.  Each Party shall bear the expense of participation of its respective Joint Alliance Committee members and functional leads in Quarterly Business Review meetings. Written minutes shall be kept of all Quarterly Business Review meetings.

2.7Regulatory Compliance. In performing its obligations hereunder each Party shall comply with all applicable federal, state, municipal, or local laws, rules, regulations, orders, decisions or permits of any relevant jurisdiction relating to matters including, but not limited to foreign corrupt practices, employment, safety, health, environmental standards and requirements, non-discrimination, equal employment opportunity, import/export and privacy protection. For greater certainty, in performing its obligations hereunder, Ascensia shall not make any payments to a government

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official.  Ascensia shall not be responsible for regulatory approvals for the Products.  Without limiting any of the foregoing, at all times during the Term, Ascensia shall comply with all requirements of all regulatory approvals applicable to the distribution of the Products. Ascensia shall keep Senseonics informed of the regulatory requirements in each country in the Territory and shall promptly notify Senseonics in writing, and provide a copy to Senseonics, of any correspondence, reports, or other communication with respect to Product submitted to or received from any regulatory authority in the Territory.  Each Party shall immediately notify the other Party in writing if such Party suffers the loss or impairment of any license, permit or other authorization required for Ascensia to import the Products into the Territory or to distribute, market, promote or sell the Products in any country in the Territory or to otherwise perform obligations under this Agreement.

3.OWNERSHIP

3.1Use of Trademarks.  Subject to the terms of this Agreement, Senseonics hereby grants to Ascensia a non-exclusive, sublicensable (solely to Subdistributors in accordance with Section 2.4(e)), non-transferable (except in accordance with Section 9.1) authorization to use the name and trademark, SENSEONICS, and other trademarks, service marks, trade dress, and/or logos which are owned by, or licensed or assigned to, Senseonics (“Senseonics Marks”) as agreed upon in advance by Senseonics, solely to promote Products in a manner consistent with this Agreement and solely in accordance with Senseonics’ branding guidelines.  Except as set forth in the preceding sentence, Ascensia shall not have, assert or acquire any right, title or interest in or to any Senseonics Marks or any goodwill related thereto. Ascensia shall provide Senseonics with a sample of each proposed use of Senseonics Marks and shall obtain Senseonics’ approval of such sample prior its use.  Ascensia shall use the Senseonics Marks in the form provided and in conformance with any trademark usage policies provided, from time to time, by Senseonics to Ascensia; provided that Ascensia may affix secondary labels or indices on the Products it distributes to identify it as the distributors of the Products so long as such labels do not cover and are not inconsistent with the Senseonics Marks.  Ascensia shall not adopt, use, or attempt to register any trademarks or trade names that are confusingly similar to the Senseonics Marks or use the Senseonics Marks in such a way as to create combination marks with the Senseonics Marks.

3.2Ownership of Intellectual Property Rights.  As between the Parties, subject to the terms of this Agreement, each Party will own all intellectual property that is owned or controlled by such Party prior to the Effective Date or that is developed outside of the scope of this Agreement without the use of the Confidential Information of the other Party, as well as any and all modifications, enhancements, and improvements thereto, regardless of the inventorship thereof (“Background IP”).  Without limiting the foregoing, any inventions first made or conceived of on or after the Effective Date of the Agreement that are directly related to the Products or Apps, or the components or uses thereof, and any intellectual property rights therein (collectively, “Product IP”), shall be owned solely by Senseonics, regardless of the inventorship thereof. In connection with the foregoing, Ascensia hereby assigns and agrees to assign all right, title, and interest in and to such Product IP to Senseonics. With respect to any other inventions first made or conceived of on or after the Effective Date solely by Ascensia, solely by Senseonics, or jointly by the Parties, after the Effective Date of the Agreement that are not Product IP, and are not improvements to either Party’s Background IP, ownership of such inventions, and any intellectual property rights therein, shall be determined in accordance with U.S. rules of intellectual property ownership or inventorship. For clarity, any inventions so determined to be owned jointly by Senseonics and Ascensia will not require a duty of accounting to the other Party or obligation to obtain consent from the other Party for the licensing or exploitation thereof. The Parties shall negotiate in good faith and enter into a separate agreement relating to any such jointly owned intellectual property, which agreement will set forth the Parties’ understandings with respect to prosecution, enforcement, and such other matters agreed to by the Parties with respect to such jointly owned intellectual property.

3.3Data. Subject to payment of applicable fees, costs and amounts to be agreed for the work required to make the Data available, Senseonics agrees to grant to Ascensia certain rights in and to the Data, as set forth in Exhibit A, solely to the extent allowable by applicable laws, including the U.S. Health Insurance Portability and Accountability Act, the E.U. GDPR, and other applicable laws and regulations.  The Parties will enter into any necessary data processing agreements to enable such sharing of Data.

3.4Reservation of Rights. Except for the rights expressly provided in this Agreement, no other rights are granted by Senseonics to Ascensia.

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3.5Notification.  Each Party shall promptly notify the other Party if it becomes aware of any claim alleging infringement, misappropriation or misuse of the Senseonics Marks, copyrights, patents or other proprietary rights applicable to the Products by any Third Party.

4.PAYMENTS.

4.1Consideration.

4.1.1The consideration for Products to be paid to Senseonics shall be determined by the revenue sharing formula set forth on Exhibit F-1 (the “Consideration”).  Exhibit F-1 provides for revenue sharing during 2020-2026. To the extent the Term of this Agreement expires five (5) years from the Product Availability Date for the 180-day Product in the United States, Exhibit F-1 shall apply for such portion of 2026.  In the event of an extension of the Initial Term of the Agreement based on a delay of availability of the 365-day Product as set forth below, until cumulative gross revenues of the Products during the Term based on the Revised Ascensia Revenue Case have been achieved, Exhibit F-1 shall continue to apply. If (a) the Term of this Agreement is extended due to a delay in availability of the 365-day Product, and (b) the Revised Ascensia Revenue Case is surpassed, and provided that at such time Senseonics has not had an increase in costs of goods sold for the 180-day Product from the cost of goods sold during the first year of the Term for such Product ([***]), then upon the latter of the satisfaction of the conditions in (a) or (b) to occur, the Parties shall negotiate in good faith and effect a revision to the revenue sharing table in Exhibit F-1 to more equivalently share in the profits from the venture, such as increase Senseonics’ share of revenues to achieve a result such as the Parties splitting net gross profits on a [***] basis, which shall apply on a going-forward basis, commencing on the date that the latter condition of (a) and (b) is satisfied, and continuing through the conclusion of the Term, as extended.  Ascensia shall be responsible for paying Senseonics all amounts set forth on Exhibit F-1, based on a tiered global revenue sharing structure of Net Sales. For purposes of this Agreement, “Net Sales” means gross invoiced sales for the Products, less normal and customary sales deductions and allowances as calculated under Generally Accepted Accounting Principles in the US (“US GAAP”), as adjusted below. Normal and customary sales deductions and allowances deducted to determine Net Sales for purposes of determining consideration shall include the following: prompt pay cash discounts, returns and allowances, customer (strategic fulfillment partner) rebates, distributor allowances, chargebacks for government or statutory payments, and Permitted Access Programs.  For the purposes of this Agreement, “Permitted Access Programs” shall be any co-pay assistance or other access program, which shall in all cases comply with applicable laws and regulations, which offers a benefit to physicians or patients and is properly deducted to determine Net Sales in accordance with GAAP up to a cap of [***], which amount may be reviewed by the Parties’ representatives in the Joint Alliance Committee on an annual basis for correctness and resetting for the following year, and provided that the Parties may discuss in good faith Ascensia proposals for programs higher than such cap and make further adjustments therefor, and further, that absent agreement Ascensia may provide for programs above such cap, provided that any incremental cost not agreed to will not be deducted from Net Sales for the purposes of determining consideration.

4.2Payments. Ascensia will be responsible for invoicing customers and collecting fees for the Products from customers. Within [***] following the end of each month during the Term and within [***] following the expiration or earlier termination of this Agreement, Ascensia will transmit to Senseonics a statement reporting the revenue-sharing fees due to Senseonics for the immediately-preceding calendar month in accordance with Section 4.4.  Each such statement shall be transmitted together with remittance of the revenue-sharing fees due pursuant to this Section 4. All amounts payable under this Section 4 shall be paid in United States dollars by check or by wire transfer to a bank account specified in writing by Senseonics.  Within [***] following each quarter during the Term, the amounts owed to Senseonics during such quarter that were initially determined and based on the revenue sharing table in Exhibit F-1 will be adjusted upwards or downwards, as the case may be, based on credits from pricing Products below the Minimum Annual Price (as set forth in Section 2.4(c)), warranty claims (as allowed by Exhibit E), chargebacks, rebates, and operational costs and charges between the Parties, such as kitting or other provision of additional products or services from one Party to the other (such difference being the “True-Up Amount”). Ascensia shall provide Senseonics with a “True Up”  statement that sets forth the calculation of the True Up Amount for such quarter (the “True Up Statement”).  Senseonics shall have the right to dispute any such True Up Statement and related True Up Amount, and the Parties shall exchange information in good faith and attempt to promptly resolve any such dispute using good faith negotiations prior to resolution of such dispute in accordance with the dispute resolution provisions

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in Section 9.11. Such True Up Statement shall be transmitted together with remittance of the True Up Amount set forth in the True Up Statement.

4.3Taxes. Unless otherwise provided on the Purchase Order, in addition to the amounts stated above, Ascensia shall pay costs for all sales, use, value-added or excise taxes, assessments or other charges, including customs duties and fees attributable to the sale of the Product. In the event Senseonics pays any such fees, taxes, or charges, Ascensia shall promptly reimburse Senseonics for the same.

4.4Quarterly Reports.  [***] prior to each Quarterly Business Review during the Term, each Party shall provide a written report containing the following information with respect to the immediately preceding quarter, for review and discussion at such QBR: [***].

4.5Records.  Ascensia shall keep complete and accurate business and accounting records pertaining to inventories, sales and uses of Product in sufficient detail to permit Senseonics to confirm Ascensia’s compliance with this Agreement and to allow Ascensia to meet its reporting requirements hereunder.  Senseonics shall keep complete and accurate business and accounting records pertaining to manufacture, sale, and shipping of Products to Ascensia under this Agreement, to allow Senseonics to meet its reporting requirements hereunder.  Each Party shall maintain their respective records for a period of at least [***] after the calendar year to which they apply, or such longer period as is set out in the Quality Agreement.  Each Party shall provide the other Party with copies of such records within [***] of any written request by the other Party.  Without limiting the foregoing, Ascensia shall also keep records of Products shipped, quantity, serial or lot number and consignee for all Product sales for purposes of traceability and recall.   Ascensia shall maintain these records for a period of at least [***] from the date of delivery of Product to Ascensia, or such longer period as is set out in the Quality Agreement.

4.6Inspection.  Inspections shall be provided for in the Quality Agreement.

5.REPRESENTATIONS AND WARRANTIES; COVENANTS

5.1By Ascensia.  Ascensia hereby represents and warrants to Senseonics, as of the Effective Date, as follows:

(a)Ascensia is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform its obligations under this Agreement.

(b)Ascensia does not employ, contract with, or retain any person directly or indirectly to perform Ascensia’s obligations under this Agreement if such person is (i) debarred by either the U.S. Food and Drug Administration under 21 U.S.C. § 335(a) or any equivalent law or regulation in the Territory, or (ii) disqualified as described in 21 C.F.R. § 812.119, or any equivalent law or regulation in the Territory.

(c)Ascensia has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; Ascensia has taken all necessary authorized action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and this Agreement has been duly executed and delivered on Ascensia’s behalf and constitutes a legal, valid and binding obligation that is enforceable against Ascensia in accordance with its terms.

(d)Ascensia’s execution, delivery and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

(e)All necessary consents, approvals and authorizations of all governmental authorities and Third Parties required to be obtained by Ascensia in connection with this Agreement have been obtained, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, or operations of Ascensia or on the collaboration contemplated under this Agreement.

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(f)There is no litigation pending or, to Ascensia’s knowledge without having made an independent investigation, threatened against Ascensia or any of its Affiliates with respect to the transactions and activities contemplated by this Agreement, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, or operations of Ascensia or on the collaboration contemplated under this Agreement.

5.2By Senseonics.  Senseonics hereby represents and warrants to Ascensia, as of the Effective Date, as follows:

(a)Senseonics is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform its obligations under this Agreement.

(b)Senseonics does not employ, contract with, or retain any person directly or indirectly to perform Senseonics’ obligations under this Agreement if such person is (i) debarred by either the U.S. Food and Drug Administration under 21 U.S.C. § 335(a) or any equivalent law or regulation in the Territory, or (ii) disqualified as described in 21 C.F.R. § 812.119, or any equivalent law or regulation in the Territory.

(c)Senseonics has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; Senseonics has taken all necessary authorized action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and this Agreement has been duly executed and delivered on Senseonics’ behalf and constitutes a legal, valid and binding obligation that is enforceable against Senseonics in accordance with its terms.

(d)Senseonics’ execution, delivery and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

(e)All necessary consents, approvals and authorizations of all governmental authorities and Third Parties required to be obtained by Senseonics in connection with this Agreement have been obtained, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, or operations of Senseonics or Ascensia’s distribution of the Products or on the collaboration contemplated under this Agreement.

(f)There is no litigation pending or, to Senseonics’ knowledge without having made an independent investigation, threatened against Senseonics or any of its Affiliates with respect to the transactions and activities contemplated by this Agreement, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, or operations of Senseonics or Ascensia’s distribution of the Products or on the collaboration contemplated under this Agreement.

(g)All Products manufactured and supplied by or on behalf of Senseonics under this Agreement, at the time of release for delivery hereunder, (i) shall be conveyed with good and clear title, and (ii) shall not be subject to Third Party encumbrances.

(h)Senseonics shall manufacture or have manufactured the Products supplied by or on behalf of Senseonics under this Agreement using properly qualified personnel and in compliance with all applicable laws.

5.3Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.2 OR THE PRODUCT WARRANTY SET FORTH IN EXHIBIT E, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCTS, AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY AND NON-INFRINGEMENT, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

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5.4Covenants.

(a)Quality Agreement.  The Parties hereby agree to negotiate in good faith the execution of a Quality Agreement.  Such Quality Agreement shall be mutually agreed to in writing prior to placement of any Purchase Order for the Product.

(b)Competitive Products.  Ascensia agrees that, if during the Term, it markets, promotes, solicits orders for, offers for sale, sell or distributes in any manner, directly or indirectly, within the United States, any other CGM product, the Marketing Fund set out in this Agreement will be dedicated to the Products and the total sales force coverage (as measured by details) to which the Products are entitled under this Agreement shall not be reduced on account of providing sales and marketing support to such competitive product.

(c)Compliance with Laws.  The Parties acknowledges that the Products and other materials made available to Ascensia by Senseonics hereunder may be subject to the export administration regulations of the United States Department of Commerce and other governmental regulations related to the export of technical data and equipment and products in the Territory. Each Party agrees to comply with all applicable laws and regulations in the Territory in connection with the distribution of the Products and performance of this Agreement. Each Party also agrees that it will comply with the requirements of the U.S. Foreign Corrupt Practices Act (“FCPA”), as amended from time to time, and any other applicable laws relating to bribery and corruption, and will refrain from making any payments to Third Parties that would cause the other Party to violate the FCPA or such other applicable laws.

(d)Debarment.  Each Party covenants to the other Party that it shall not during the Term employ, contract with, or retain any person directly or indirectly to perform Ascensia’s obligations under this Agreement if such person is (i) debarred by either the U.S. Food and Drug Administration under 21 U.S.C. § 335(a) or any equivalent law or regulation in the Territory, or (ii) disqualified as described in 21 C.F.R. § 812.119, or any equivalent law or regulation in the Territory. If a Party becomes aware of the debarment or disqualification of any person or entity performing, directly or indirectly, any of such Party’s obligations under this Agreement, such Party agrees to notify the other Party immediately.

6.Indemnification And Liability

6.1Indemnification by Ascensia. Ascensia shall indemnify and hold harmless Senseonics and its Affiliates, and their respective directors, employees, consultants and agents (the “Senseonics Indemnified Parties”) from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) awarded to a Third Party (or agreed to in a settlement with the Third Party by the indemnifying Party) (“Losses”) incurred by the Senseonics Indemnified Parties (or any of them) as a result of any claim, demand, action or proceeding by any Third Party (a “Claim”) to the extent arising from or relating to (i) any material breach of any representation, warranty, or covenant set forth in Section 5, (ii) the misappropriation by Ascensia or its Affiliates of any personally identifiable data of a Third Party in connection with the use or distribution of the Products or (iii) any intentional misconduct or negligence by Ascensia or any of its employees, agents, or subcontractors (including any Subdistributor); except to the extent such Losses result from any matter set forth in Section 6.2 for which Senseonics is obligated to indemnify the Ascensia Indemnified Parties.

6.2Indemnification by Senseonics. Senseonics shall indemnify and hold harmless Ascensia and its Affiliates, and their respective directors, employees, consultants and agents (the “Ascensia Indemnified Parties”) from and against any Losses incurred by the Ascensia Indemnified Parties (or any of them) as a result of any Claim to the extent arising from or relating to (i) any material breach of any representation, warranty, or covenant set forth in Section 5, (ii) any intentional misconduct or negligence by Senseonics or any of its employees, agents, or subcontractors, (iii) any product liability claim for injury or death of a person as a result of a material defect in the Products, (iv) use of the Senseonics Marks by Ascensia, as authorized herein, (v) the misappropriation by Senseonics or its Affiliates of any personally identifiable data of a Third Party in connection with the use of the Products, or (vi) the infringement by the Products of any intellectual property rights of a Third Party, excluding infringement arising from (A) use of a Product in combination with equipment or software not supplied by Senseonics where such Product would not itself be infringing, or (B) modifications of a Product by anyone other than Senseonics without Senseonics’ prior written approval; except

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to the extent such Losses result from any matter set forth in Section 6.1 for which Ascensia is obligated to indemnify the Senseonics Indemnified Parties.

6.3Indemnification Procedures. In the event of any Claim for which any Party seeking indemnification (the “Indemnified Party”) is or may be entitled to indemnification hereunder, the Indemnified Party may, at its option, require the indemnifying Party (“Indemnifying Party”) to defend such Claim at the Indemnifying Party’s sole expense. The Indemnified Party will have the right to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnified Party will reasonably cooperate with the Indemnifying Party in such defense (including making documents and records available for review and making persons within its control available for pertinent testimony), provided that the Indemnifying Party shall reimburse the Indemnified Party for all of its reasonable out-of-pocket expenses. The Indemnifying Party may not agree to settle any such Claim without the Indemnified Party’s express prior written consent, not to be unreasonably withheld.

6.4Failure to Defend or Settle. If the Indemnifying Party fails or wrongfully refuses to defend or settle any Claims, then the Indemnified Party shall, upon written notice to the Indemnifying Party, have the right to defend or settle (and control the defense of) such Claims. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense and settlement of such Claims, and shall pay, as they become due, all costs, damages, and reasonable legal fees incurred therefore.

6.5Liability. EXCEPT WITH RESPECT TO LIABILITY ARISING FROM (A) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS, (B) A PARTY’S INDEMNIFICATION OBLIGATIONS, (C) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (D) MISAPPROPRIATION BY A PARTY OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS (COLLECTIVELY, “EXCLUDED LIABILITY”), IN NO EVENT WILL EITHER OF THE PARTIES BE LIABLE TO THE OTHER FOR ANY INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGES OR LOSS OF PROFITS IN RELATION TO, OR ARISING OUT OF THE OPERATION OR TERMINATION OF THIS AGREEMENT.

EXCEPT WITH RESPECT TO EXCLUDED LIABILITY, EACH PARTY’S LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT, REGARDLESS OF THE CAUSE OF ACTION, IS LIMITED TO THE FOLLOWING: (A) FOR ANY CLAIM FILED WITHIN THE FIRST TWENTY-FOUR (24) MONTHS FOLLOWING THE EFFECTIVE DATE, ONE AND ONE-HALF TIMES (1.5X) THE TOTAL AMOUNTS PAID OR PAYABLE BY ASCENSIA TO SENSEONICS DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING SUCH CLAIM; AND (B) FOR ANY CLAIM FILED FOLLOWING SUCH TWENTY-FOUR (24) MONTH PERIOD, THE TOTAL AMOUNTS PAID OR PAYABLE BY ASCENSIA TO SENSEONICS DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING SUCH CLAIM; PROVIDED THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO LIMIT ANY PRODUCT LIABILITY CLAIMS FOR DEATH OR INJURY TO PERSON.

7.TERM; TERMINATION

7.1Term. This Agreement shall begin on the Effective Date and, unless terminated sooner as provided in Section 7.2 below, shall end on the fifth anniversary of the Product Availability Date of the Eversense XL 2.0 (180-day Product) in the United States (the “Initial Term”), where “Product Availability Date” means the date that the packaged and labeled product is delivered to Senseonics’ Third Party logistics provider in the United States (“Product Availability”), and Ascensia is notified thereof.  The Initial Term shall be automatically extended in order to provide Ascensia the opportunity to sell the 365-day Product, both [***], for two (2) years (the “Extended Term”) if Ascensia would not have otherwise had such opportunity to do so had the Initial Term expired; provided, however, irrespective of the status of the 365-day Product, the Extended Term shall not continue for more than three and one-half (3.5) years beyond the Initial Term without the mutual written agreement of both Parties.  The Initial Term and Extended Term, as applicable, are collectively referred to herein as the “Term”.

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7.2Termination Events

(a)Delay in Product Availability Date.  In the event the Product Availability Date of the Eversense XL 2.0 (180-day Product) in the United States is delayed beyond [***], Ascensia shall have the right to terminate this Agreement upon [***] prior written notice to Senseonics.

(b)For Cause. Subject to Section 2.4(g) (a breach of which will be handled in accordance with Exhibit E, as Senseonics’ sole and exclusive liability and Ascensia’s sole and exclusive remedy) and the last sentence of this Section 7.2(b), each Party shall have the right to terminate this Agreement, effective immediately, upon written notice to the other Party, if at any time the other Party has materially breached any of its obligations hereunder and has not cured such breach within [***] of receipt of written notice of such breach.  Notwithstanding the foregoing, if Ascensia in any Fiscal Year does not meet the covenants in Section 2.4(h) with respect to revenue achieved during such year, or with respect to spending the required annual Marketing Fund and providing the required annual sales force coverage, which shall be considered a material breach of this Agreement, Senseonics will not have the right to terminate this Agreement based solely on such failure to meet such covenants, but may convert Ascensia’s exclusive rights to distribute the Products in the Field in the Territory to nonexclusive rights to distribute the Products in the Field in the Territory.

(c)Change of Control. Ascensia shall have the right to terminate this Agreement, effective upon [***]  prior written notice, in the event a Third Party acquires, in one (1) or a series of transactions, at least [***] of the outstanding voting common stock or equity of Senseonics and/or all or substantially all of the business assets of Senseonics to which this Agreement relates (“Change of Control”).

(d)Revenue Milestones. In the event of a Change of Control of Senseonics, Senseonics shall have the right to terminate this Agreement, effective upon [***] prior written notice, (i) in the event cumulative Net Sales under this Agreement have exceeded the projected revenue in the Revised Ascensia Revenue Case for the full Initial Term of the Agreement, and Ascensia has been compensated for the reasonable, non-cancellable internal and external costs relating to shutting down the associated operations, including for any costs incurred by Ascensia in connection with wind-down and transition activities under Section 7.3 (including reasonable costs of terminating Ascensia’s contracts or agreements with Subdistributors), or (ii) upon payment to Ascensia of a margin on the difference between the cumulative revenue to date and the projected revenue in the Revised Ascensia Revenue Case, which is intended to compensate Ascensia for its expected return on its investment in the promotion of the Products. This aforementioned margin will be calculated using the revenue sharing table set forth in Exhibit F-1 by simulating the volume of Products sold through the remaining periods or a similar method reasonably acceptable to the Parties at that point in time.

(e)Bankruptcy.  Each Party shall have the right to terminate this Agreement upon written notice to the other Party upon the bankruptcy, dissolution or winding up of such other Party, or the making or seeking to make or arrange an assignment for the benefit of creditors of such other Party, or the initiation of proceedings in voluntary or involuntary bankruptcy, or the appointment of a receiver or trustee of such other Party’s property, that is not discharged within [***].

7.3Effects of Termination. Upon expiration of the Term or earlier termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate, except as expressly provided in this Section 7.3 and Section 7.5. Ascensia shall perform an orderly wind-down of its distribution activities under this Agreement, and shall provide, in a prompt and timely manner, all cooperation and assistance to Senseonics, and undertake all actions as are required or reasonably requested by Senseonics, to facilitate the smooth transition of Ascensia’s obligations hereunder to Senseonics or to Senseonics’ Affiliate, distributor or other designee and to enable Senseonics or its designee to assume, with as little disruption as possible, the promotion, marketing, import, sale and distribution of Products in the Territory.  Thereafter, Ascensia shall (a) cease, and shall cause its Subdistributors to cease, all further activities related to the Products, including all promotion, marketing, distribution and sales of the Products in the Territory; provided, however, Ascensia shall have the right to continue to sell any remaining inventory of Products purchased pursuant to one (1) or more Purchase Orders for a period not to exceed [***] following the effective date of termination or expiration of the Agreement (“Sell-Off Period”), (b) cease, and cause its Subdistributors to cease, all further use of, and promptly collect and return or, at Senseonics’ request, destroy, and cause its Subdistributors to collect and return or destroy, all documents containing Senseonics Marks or Confidential Information of Senseonics, all Promotional

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Material, and other Product-related sales or sales training materials; provided, however, Ascensia may continue to use any such Promotional Material in connection with its rights under Section 7.3(a) during the Sell-Off Period and retain one (1) copy of the Confidential Information of Senseonics for its legal files for the sole purpose of determining its obligations hereunder and for purposes of exercising any rights that survive expiration or termination hereunder, (c) pay any and all amounts due and payable to Senseonics under this Agreement (including any amounts due during the Sell-Off Period), provided, however, Senseonics will not be liable to Ascensia for any other amounts except as expressly set forth herein, and (d) terminate any and all Subdistributor Agreements. In addition, upon expiration of the Term or earlier termination of this Agreement, Senseonics shall promptly collect and return or, at Ascensia’s request, destroy, all Confidential Information of Ascensia then in its possession; provided, however, that Senseonics shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder and for purposes of exercising any rights that survive expiration or termination hereunder.

7.4Liability on Termination. Each Party understands that the rights of termination or expiration hereunder are absolute.  Without limiting the generality of the foregoing, each Party acknowledges and agrees that the other Party has no obligation to agree to or approve any renewal or extension of this Agreement, and that it has no basis for expecting, and has received no assurance, that its business relationship with the other Party will continue beyond the Term.  Neither Party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement by such Party or any expiration hereof which complies with the terms of the Agreement, whether or not such Party is aware of any such damage, loss or expenses.  In particular, without in any way limiting the foregoing, neither Party shall be entitled to any damages on account of prospective profits or anticipated sales, and Ascensia agrees that it has no basis for expecting, and has received no assurance, that any investment by Ascensia in the promotion of the Products will be recovered.  Ascensia further agrees to waive the benefit of any law or regulation, if any, providing compensation to Ascensia arising from the termination or failure to renew this Agreement and Ascensia hereby represents and warrants that such waiver is irrevocable and enforceable by Senseonics.

7.5Survival. Sections 1, 3.2, 3.4, 4.1-4.3 (solely to the extent payments accrued but remain unpaid as of the effective date of termination), 4.5, 6, 7.3, 7.4, 7.5, 8, and 9 shall survive the expiration or termination of this Agreement.

8.CONFIDENTIAL INFORMATION

8.1Confidentiality Obligations. Each Party shall at all times, and notwithstanding any termination or expiration of this Agreement, hold in confidence and not disclose to any Third Party Confidential Information of the other Party, except as approved in writing by the other Party to this Agreement, and shall use the Confidential Information for no purpose other than the performance of this Agreement and the purposes expressly permitted by this Agreement. Each Party shall only permit access to Confidential Information of the other Party to those of its employees, consultants, agents, contractors (including, with respect to Ascensia, Subdistributors), Affiliates, and attorneys having a need to know and who are bound in writing prior to disclosure by confidentiality obligations at least as restrictive as those contained herein. The obligations in this Section 8 shall terminate five (5) years from the date of expiration or termination of this Agreement in accordance with Section 7.  Notwithstanding the foregoing, Ascensia may not share any Confidential Information relating to Senseonics’ technology, intellectual property, internal processes, or development plans with a portfolio company of [***] or with any other partner, member, director, officer, retired partners, member, director, officer, or stockholder of such portfolio company of [***], except for a partner or member of [***] who is involved in the monitoring of the activities under the Note Purchase Agreement or this Agreement.

8.2Exceptions to Confidentiality Obligations. A Party’s obligations under this Agreement with respect to any portion of the other Party’s Confidential Information shall terminate when the Party that is subject to such obligations can document in writing that such information: (a) entered the public domain through no fault of such Party; (b) it was in such Party’s possession free of any obligation of confidence at the time it was communicated to such Party by the other Party; (c) it was rightfully communicated to such Party free of any obligation of confidence subsequent to the time it was communicated to such Party by the other Party; or (d) it was developed by employees or agents of such Party independently of and without reference to any information communicated to such Party by the other Party.

8.3Authorized Disclosure. Notwithstanding anything to the contrary, a Party shall not be in violation of Section 8.1 with regard to a disclosure of the other Party’s Confidential Information that is in response to a valid order by a court

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or other governmental body or necessary to comply with applicable law (including applicable securities laws) or governmental regulations, provided that if such Party is required to make any such disclosure of the other Party’s Confidential Information it shall to the extent practicable give reasonable advance notice to the other Party of such disclosure requirement in order to permit the other Party to seek confidential treatment of or to limit the Confidential Information required to be disclosed, and shall reasonably cooperate with the other Party in objecting to or limiting such disclosure or obtaining confidential treatment thereof.

9.MISCELLANEOUS

9.1Assignment. Neither Party has the right to assign its rights or delegate its obligations under the Agreement without the prior written consent of the other Party, except that each Party may assign its rights and delegate its obligations under the Agreement without such consent to an Affiliate (other than a portfolio company of [***] that is not otherwise a subsidiary or parent of Ascensia) of such Party or in connection with the transfer or sale to a Third Party of all or substantially all of the business of such Party to which the Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. Notwithstanding the foregoing, any permitted assignment hereunder shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

9.2Relationship of the Parties. It is expressly agreed that Senseonics and Ascensia shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency of any kind. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

9.3Amendment. Unless otherwise provided herein, this Agreement may not be changed, waived, discharged, or terminated orally, but instead only by a written document that is signed by the duly authorized officers of both Parties.

9.4Waiver. No failure or delay by either Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other or further exercise thereof or the exercise of any other right, power, or privilege.

9.5Severability. Whenever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement and this Agreement shall be interpreted and construed as if such provision had never been contained herein.

9.6Notices. All notices and statements to be given (which shall be in writing) and all payments to be made hereunder (other than payments required to be wired) shall be given or made at the respective addresses of the Parties as set forth above, unless notification of a change of address is given in writing. All notices, payments (other than wired payments) and statements to be made hereunder shall be mailed by certified or registered mail, return receipt requested, or sent by overnight courier, or by facsimile or other electronic means. Any notice given pursuant to this Agreement by mail shall be considered effective three (3) business days after mailing. Any notice sent by overnight courier shall be considered effective one day after mailing. The date of transmission of any notice sent by electronic means shall be deemed to be the date the notice or statement is transmitted.

9.7Construction. The section headings of this Agreement are inserted for ease of reference only, and shall not be used to interpret, define, construe, or describe the scope or extent of any aspect of this Agreement. Unless otherwise expressly stated, when used in this Agreement the word “including” means “including but not limited to.” Each Party represents that it has had the opportunity to participate in the preparation of this Agreement and hence the Parties agree that the rule of construction that ambiguities be resolved against the drafting Party shall not apply to this Agreement.

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9.8No Third Party Beneficiaries. Unless expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than Ascensia and Senseonics any rights, remedies, or other benefits under or by reason of this Agreement.

9.9Equitable Relief. Each Party acknowledges and agrees that any breaches or violations of Section 8 may cause the non-breaching Party irreparable damage for which the award of monetary damages would be inadequate. Consequently, the non-breaching Party may seek to enjoin the breaching Party from any and all acts in violation of any such provisions, which remedy shall be cumulative and not exclusive, and a Party may seek the entry of an injunction enjoining any breach or threatened breach of such provisions, in addition to any other relief to which the non-breaching Party may be entitled at law or in equity.

9.10  Governing Law and Dispute Resolution. This Agreement shall be governed by and interpreted under the laws of New York, without regard to its conflict or choice of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

9.11  Dispute Resolution. The Parties shall attempt by direct negotiation, between designated officers of the Parties, in good faith to resolve promptly any dispute arising out of or relating to this Agreement.

If the dispute has not been resolved by negotiation as detailed above, then the Parties shall endeavor to settle the dispute by binding arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. A single, impartial arbitrator mutually acceptable to the Parties shall conduct the arbitration.

The location of the arbitration shall be in New York, New York. As a condition of appointment of the arbitrator, said arbitrator shall agree to use her/his best efforts to conclude the proceeding within [***]. Said arbitrator shall further have the authority to limit the volume of evidence and documents to be submitted by the Parties. The Parties shall bear the costs of arbitration equally and shall bear their own expenses, including professional fees. The arbitrator’s decision shall be binding, final and non-appealable (absent manifest error). Any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator. This Section 9.11, however, shall not be construed to limit or to preclude either Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate. The arbitration proceeding will be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by applicable laws, including without limitation United States securities laws, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable laws.

Notwithstanding anything to the contrary herein, the above procedures shall not apply to any disagreements relating to setting Revenue Targets, Marketing Fund spending and U.S. sales force coverage for each Fiscal Year as set forth in Section 2.4(h), or intellectual property rights, which disputes shall be resolved in the state and federal courts located in New York, New York. The Parties hereby irrevocably submit to the jurisdiction of the state and federal courts located in New York, New York for all such disputes.

9.12  Force Majeure. Neither Party shall be liable to the other for any failure or delay in the performance of any of its obligations under this Agreement arising out of any event or circumstance beyond its reasonable control, including war, rebellion, terrorism, civil commotion, strikes, lock-outs or industrial disputes; fire, explosion, earthquake, acts of God, flood, drought, or bad weather; pandemics, epidemics, or requisitioning or other act or order by any government, council, or constituted body. If such failure or delay occurs, then the affected Party shall give the other Party notice of the circumstances causing such failure or delay, and such Party shall be excused from the performance of such of its obligations that it is thereby disabled from performing for so long as it is disabled and for thirty (30) days thereafter; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such failure or delay. Notwithstanding the foregoing, if a Party is disabled from the performance of any material obligation under this Agreement for a period of ninety (90) days or more, then the other Party shall have the right to

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terminate this Agreement upon written notice to the other Party, in which event the provisions of Section 7.3 shall apply.

9.13  Attorneys’ Fees. If any claim, action, or dispute arises between the Parties with respect to any matter covered by this Agreement that leads to a proceeding before a court of competent jurisdiction to resolve such claim, the Prevailing Party in such proceeding shall be entitled to receive from the other Party its reasonable attorneys’ fees, expert witness fees, court costs and other out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief that it may be awarded. For purposes of this Section 9.13, the term “Prevailing Party” means that Party in whose favor any monetary or equitable award is made or in whose favor any dispute is resolved, regardless of any settlement offers.

9.14  Publicity. Each Party shall have the right to issue from time to time press releases that disclose the relationship of the Parties under this Agreement upon the agreement of the Parties, which agreement shall not be unreasonably withheld, delayed, or conditioned. Any press releases that are to be issued by either Party shall be in a form and substance as may be mutually agreed upon by the Parties. Notwithstanding the foregoing, each Party shall have the right to issue press releases concerning this Agreement without the consent of the other Party solely to the extent necessary to comply with applicable securities laws, provided that such Party shall use reasonable efforts to provide prior notice to the other Party and consult with the other Party with respect to such press releases.

9.15  English Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the Parties hereto.  All communications and notices to be made or given pursuant to this Agreement shall be made in the English language.

9.16  Entire Agreement. This Agreement includes all exhibits attached hereto (and along with the Quality Agreement) constitutes the entire Agreement by and between the Parties as to the subject matter hereof. Except for the Quality Agreement, which shall remain in effect, this Agreement supersedes and replaces in its entirety all prior agreements, understandings, letters of intent, and memoranda of understanding by and between the Parties hereto, in either written or oral form. No amendment or modification of this Agreement shall be valid unless set forth in writing referencing this Agreement and executed by authorized representatives of both Parties.

9.17  Counterparts. Each Party may execute this Agreement using a handwritten, electronic, or digital signature, in one or more counterparts, which may be exchanged via paper, fax or email (i.e., PDF format) when signed, each of which will be deemed an original, and all of such counterparts shall together constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have this day caused this Agreement to be executed by their duly authorized officers.

Senseonics, Inc.		Ascensia Diabetes Care Holdings AG
(two signatories required)
By:	/s/ Timothy Goodnow
		By:	/s/ Robert Schumm
Name: Timothy Goodnow
Name: Robert Schumm
Title: President & CEO
Title: President

Ascensia Diabetes Care Holdings AG
(two signatories required)

By:	/s/ Katie Blakley

Name: Katie Blakley

Title: Head of Legal & Compliance, Americas

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EXHIBIT A

DATA SHARING

For the data items ADC requests to be shared, Senseonics will prepare and provide to ADC a good faith estimate of the engineering and other costs required to make such data available to ADC.  ADC will confirm to Senseonics which of those items it intends to proceed with and will pay such costs to Senseonics within [***] of completion of any items that take less than [***] to complete or on a monthly basis as work progresses for any projects requiring more than [***].

[This Exhibit shall be completed by the Parties in good faith within [***] of the Effective Date]

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EXHIBIT B

PRODUCTS

a.	Eversense® CGM System (90day system) – FDA approved June 2018

[***]

b.	Eversense® XL CGM System (180day system) – CE marked Nov 2017

[***]

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Eversense® XL 2.0 CGM System (180 day system) –

[***]

c.	[***] –based sensor CGM System (365 day system)

[***]

d.	[***] based sensor CGM System (365 day system)

[***]

e.	[***]

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EXHIBIT C

QUALITY AGREEMENT

[NOTE: PARTIES TO COMPLETE IN GOOD FAITH WITHIN [***] OF THE EFFECTIVE DATE.]

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EXHIBIT D

ROLES AND RESPONSIBILITIES

[***]

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EXHIBIT E

PRODUCT WARRANTY

Senseonics warrants to Ascensia that the Products will function in material conformance with its Specifications set forth in documentation provided by Senseonics. The sole and exclusive remedy for a breach of the foregoing warranty shall be replacement of the defective Product(s) by Senseonics based on the following schedule:

[***]

The Parties will determine a warranty in good faith for the 365-day Product prior to its launch.

Neither Party is liable for the cost of reinsertion.  The Joint Marketing Committee may consider and discuss special situations.

Amounts paid for the portion of Product cost for which the patient is responsible will be added to Net Sales and be shared by the Parties in accordance with the revenue sharing provisions.

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EXHIBIT F-1

Consideration Table

[***]

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EXHIBIT F-2

BASE AND REVISED BUSINESS CASES

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

EXHIBIT G

TRAINING

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

EXHIBIT H

SUPPORT

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

EXHIBIT I

CHARTER

[NOTE: PARTIES TO COMPLETE IN GOOD FAITH WITHIN [***] OF THE EFFECTIVE DATE.]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

EXHIBIT J

KEY PERFORMANCE INDICATORS

[NOTE: PARTIES TO COMPLETE IN GOOD FAITH WITHIN [***] OF THE EFFECTIVE DATE.]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

EXHIBIT K

SHIPPING TERMS

[NOTE: PARTIES TO COMPLETE IN GOOD FAITH WITHIN [***] OF THE EFFECTIVE DATE.]